                                                                    EXHIBIT 23.8



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use of our report dated May 14, 1997, on the financial statements of Ameron Broadcasting, Inc. (and to all references to our firm) included in or made a part of this registration statement.

                                             ARTHUR ANDERSEN LLP



St. Louis, Missouri
March 27, 1998